NON-COMPETE AGREEMENT

This NON-COMPETE AGREEMENT is entered into as of the 1st day of November 2007 by and between Sitestar Corporation (the “Company”) and United Systems Access, Inc. (“Seller”).

For value received in relation to this Transaction for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Company and Seller hereby agre as follows:

1.	During the Restricted Period, the Seller will

a.
Not directly or indirectly compete with the business of the Company and it successors and assigns with regard to the dial-up Internet access business. Nothing herein shall limit the ability of Seller to provide web hosting services. Nothing herein shall limit the ability of Seller to acquire an enterprise that includes dial-up Internet access as an ancillary part of its business, provided that Seller divests itself of such dial-up Internet business within a reasonable time. Nothing herein shall limit the ability of Seller to provide dial up Internet access to its commercial customers as a back-up method of accessing the Internet.

b.
Not induce or attempt to persuade any former, current or future employee, agent, manager, consultant, director, or other participant in the Company’s business to terminate such employment or other relationship in order to enter into any relationship with the Seller, any business organization in which the Seller is a participant in any capacity whatsoever, or any other business organization in competition with the Corporation’s business; or

c.
Not use contracts, proprietary information, trade secrets, confidential information, customer lists, mailing lists, goodwill, or other intangible property used or useful in connection with the Company’s business as it pertains to Internet access except in connection with Seller’s web hosting business.

d.	Retain information related to the dial-up Internet business which is set forth as confidential and will not use said information on his or her own behalf or disclose same to any third party.

e.	Not compete by means of solicitation or other dealings with the Company’s vendors, customers, or suppliers.

f.	Refer all inquires for dial-up Internet access service to Buyer exclusively.

2.	For purposes of this Agreement, the following terms shall have the following meanings:

a.	“Restricted Period” shall mean five (5) years from the date of this Agreement.

b.	“Restricted Area” shall include all of the states of the United States and all the Provinces of Canada.

c.
“not compete” as used herein shall mean that the Seller shall not (i) solicit any current or inactive dial-up Internet access customer sold or transferred to the Buyer for the purpose of selling dial-up Internet access; (ii) market and/or sell dial-up Internet access services to retail or wholesale customers (the “Restricted Business”), provided, however, that nothing herein shall limit the ability of Seller to provide web hosting services and nothing herein shall limit the ability of Seller to provide dial up Internet access to its commercial customers as a back-up means of accessing the Internet.

d.
“indirectly” as used in paragraph above, includes acting as a paid or unpaid director, officer, agent, representative or consultant to any enterprise, or acting as a proprietor of an enterprise, or holding any direct or indirect participation in any enterprise as an owner, partner, limited partner, joint venture, shareholder, or creditor.

3.
Notwithstanding anything herein to the contrary, the Seller may own less than five percent of the outstanding equity securities of a corporation that is engaged in the Restricted Business if the equity securities of such corporation are listed for trading on a national stock exchange or are registered under the Securities Exchange Act of 1934.

4.
If any portion of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall in no way be deemed or construed to affect in any way the enforceability of any other portion of this Agreement. The parties hereto specifically agree that the consideration, term, territory and scope of this Agreement are reasonable and Company and Seller waive any claim or defense to the enforcement of same which are based on the reasonableness of the consideration, term, territory, or scope of this Agreement.

5.
If any Court in which Company seeks to have the provisions of this Agreement specifically enforced determines that the activities, time or geographic area hereinabove specified are too broad, such Court may determine a reasonable activity, time or geographic area and shall specifically enforce this Paragraph for such activity, time and geographic area.

6.	This Agreement shall be construed in accordance with the laws of the Commonwealth of Virginia without regard to its choice of law provisions.

Executed this ______ day of _________ 2007.

SELLER: UNITED SYSTEMS ACCESS, INC. By: ________________________________ L. William Fogg , President